Exhibit 99.2

Execution Version

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) dated as of August 14, 2018, is by and between Cabot Microelectronics Corporation, a Delaware corporation (“Parent”) and Fred C. Leonard III (“Shareholder”).

WHEREAS, Parent, KMG Chemicals, Inc., a Texas corporation (the “Company”), and Cobalt Merger Sub Corporation, a Texas corporation and wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation, upon the terms and conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement);

WHEREAS, Shareholder owns shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) (together with any other shares of capital stock of the Company acquired (whether beneficially or of record) by such Shareholder after the date hereof, including any shares of Company Common Stock acquired by means of purchase, dividend or distribution, or as a result of the exercise or vesting of Company Equity Awards or the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Shares”); and

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, Shareholder is entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

VOTING

Section 1.1    Voting. From and after the date hereof until the earlier of (a) the consummation of the Merger, (b) the termination of the Merger Agreement pursuant to and in compliance with the terms therein, and (c) the entry without the prior written consent of Shareholder into any amendment or modification of the Merger Agreement or any material waiver of any of the Company’s rights under the Merger Agreement, in each case, which results in a decrease in, or change in the composition of, the Merger Consideration or imposes any material restrictions or additional constraints on the payment of the Merger Consideration (such earlier date, the “Expiration Date”), Shareholder hereby agrees that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s shareholders, however called, or in connection with any written consent of the Company’s shareholders, Shareholder will (i) appear at such meeting or otherwise cause all of the Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Shares (A) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger; (B) in favor of any proposal to adjourn or postpone such meeting of the Company’s shareholders to a later date if there are not sufficient votes to adopt the Merger Agreement and such adjournment or postponement is undertaken in compliance with the Merger Agreement; (C) against any action, proposal, transaction, or agreement that relates to a Company Takeover Proposal; and (D) against any action, proposal, transaction or agreement that would (i) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of Shareholder contained in this Agreement or (ii) prevent, impede or delay the Company’s or Parent’s ability to consummate the transactions contemplated by the Merger Agreement, including the Merger. Notwithstanding the foregoing, this Section 1.1 shall not apply during any period in which the Company Board of Directors has qualified, withheld, withdrew or modified the Company Recommendation in response to a Company Superior Proposal or a Company Intervening Event in accordance with the terms of the Merger Agreement; provided, that to the extent that the Company Board of Directors reinstates its recommendation of the Merger Agreement, this Section 1.1 shall apply.

Section 1.2    Restrictions on Transfers. Shareholder hereby agrees that, from the date hereof until the Expiration Date, it shall not, directly or indirectly, (a) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise) (a “Transfer”) or enter into any contract, option or other arrangement or understanding with respect to the Transfer of any Shares, other than any Transfer made solely for estate planning purposes or philanthropic purposes, but only if, in each case, prior to or upon the effectiveness of such Transfer, the transferee agrees in writing to be bound by the terms hereof and notice of such Transfer is delivered to Parent pursuant to Section 5.2 hereof, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (c) agree (whether or not in writing) to take any of the actions referred to in the foregoing clause (a) or (b).

Section 1.3    Inconsistent Agreements. Shareholder hereby covenants and agrees that, except for this Agreement it (a) shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares and (b) shall not grant at any time while this Agreement remains in effect a proxy, consent or power of attorney with respect to the Shares.

ARTICLE II

CAPACITY

Section 2.1    Capacity. Shareholder is signing this Agreement solely in his, her or its capacity as a Shareholder of the Company and nothing contained herein shall in any way limit or affect any actions taken or not taken by any Shareholder or its Representative in his or her capacity as a director of the Company, and no action taken or not taken in any such capacity as a director shall be deemed to constitute a breach of this Agreement.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF SHAREHOLDER

Section 3.1    Representations and Warranties. Shareholder represents and warrants to Parent as follows: (a) Shareholder has full legal right and capacity to execute and deliver this Agreement, to perform Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by Shareholder and no other actions or proceedings on the part of Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) assuming the due authorization, execution and delivery by Parent, this Agreement constitutes the valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, (d) the execution and delivery of this Agreement by Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreement binding upon Shareholder or the Shares, nor require any authorization, consent or approval of any Governmental Entity, in each case, except as would not prevent or delay the consummation of the Merger or Shareholder’s ability to perform its obligations hereunder, (e) Shareholder owns, beneficially and of record, or controls 464,251 shares of Common Stock, and (f) Shareholder owns, beneficially and of record, or controls all of the Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement or under applicable Laws) and has sole voting power with respect to the Shares and sole power of disposition with respect to all of the Shares, with no restrictions on Shareholder’s rights of voting or disposition pertaining thereto, and no person other than Shareholder has any right to direct or approve the voting or disposition of any of the Shares in each case, except as would not prevent or delay the consummation of the Merger or Shareholder’s ability to perform its obligations hereunder, except in case of (e) and (f) for any spousal rights under applicable law.

Section 3.2    Covenants. Shareholder hereby:

(a)    irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that Shareholder may have with respect to the Shares;

(b)    agrees to promptly notify Parent of the number of any new Shares acquired by Shareholder after the date hereof and prior to the Expiration Date (and any such Shares shall automatically be subject to the terms of this Agreement as though owned by Shareholder on the date hereof);

(c)    agrees to permit the Company to publish and disclose in filings with the Securities and Exchange Commission, this Agreement and Shareholder’s identity and ownership of the Shares and the nature of Shareholder’s commitments under this Agreement;

(d)    shall and does authorize Parent or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of such Shares as described herein), provided that Parent shall, or shall cause its counsel to, promptly notify the Company’s transfer agent to lift and vacate the stop transfer order with respect to the Shares promptly (and in no event more than one (1) Business Day) following the Expiration Date; and

(e)    agrees to execute and deliver such additional instruments and documents and take such further action as may be reasonably necessary to effectuate and comply with his, her or its respective obligations under this Agreement.

ARTICLE IV

TERMINATION

This Agreement shall terminate and be of no further force or effect on the Expiration Date. Notwithstanding the preceding sentence, this Article IV and Article V shall survive any termination of this Agreement. Nothing in this Article IV shall relieve or otherwise limit any party of liability for willful breach of this Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1    Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring or required to incur such expenses.

Section 5.2    Notices. All notices and other communications hereunder shall be in writing in one of the following formats and shall be deemed given (a) upon actual delivery if personally delivered to the party to be notified; (b) when sent if sent by email or facsimile to the party to be notified; provided, however, that notice given by email or facsimile shall not be effective unless (i) such notice specifically states that it is being delivered pursuant to this Section 5.2 and (ii) either (A) a duplicate copy of such email or facsimile notice is promptly given by one of the other methods described in this Section 5.2 or (B) the receiving party delivers a written confirmation of receipt for such notice either by email (excluding “out of office” or similar automated replies) or facsimile or any other method described in this Section 5.2; or (c) when delivered if sent by a courier (with confirmation of delivery); in each case to the party to be notified at the following address:

To Parent:

Cabot Microelectronics Corporation
870 North Commons Drive
Aurora, Illinois 60504
Facsimile:	(630) 499-2655
Attention:	H. Carol Bernstein
Vice President, Secretary and General Counsel
Email:	carol_bernstein@cabotcmp.com

with copies to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Facsimile:	(212) 403-2000
Attention:	Edward D. Herlihy
Brandon C. Price
Email:	EDHerlihy@wlrk.com
BCPrice@wlrk.com

To Shareholder:

KMG Chemicals, Inc.
300 Throckmorton Street
Fort Worth, Texas 76102
Facsimile:	(713) 988-9298
Attention:	Fred C. Leonard III
Director
Email:	fleonard@kmgchemicals.com

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 5.3    Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of a waiver by the party against whom enforcement is sought, and in the case of an amendment, by Parent and Shareholder. The foregoing notwithstanding, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 5.4    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of party hereto without the prior written consent of the other party; provided, however, that each of Merger Sub and Parent may assign any of their rights hereunder to a wholly owned direct or indirect Subsidiary of Parent without the prior written consent of Shareholder. Subject to the first sentence of this Section 5.4, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 5.4 shall be null and void.

Section 5.5    No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

Section 5.6    Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 5.7    Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any person other than the parties hereto.

Section 5.8    No Third-Party Beneficiaries. Each party agrees that (a) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 5.9    Jurisdiction; Specific Enforcement; Waiver of Trial by Jury. The parties’ rights in this Section 5.9 are an integral part of the transactions contemplated by this Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached, and that money damages would not be an adequate remedy, even if available. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative). In the event any party seeks any remedy referred to in this Section 5.9, such party shall not be required to prove damages or obtain, furnish, provide or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.9 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing, providing or posting of any such bond or similar instrument. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 5.9; provided, however, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 5.10    Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 5.11    Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word “since” when used in this Agreement in reference to a date shall be deemed to be inclusive of such date. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. References herein to a person are also to such person’s successors and permitted assigns. All references in this Agreement to “$” or other monetary amounts refer to U.S. dollars. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 5.12    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “.pdf” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

CABOT MICROELECTRONICS CORPORATION

By:	/s/ David H. Li
Name:	David H. Li
Title:	President and Chief Executive Officer

SHAREHOLDER

By:	/s/ Fred C. Leonard III
Name:	Fred C. Leonard III

[Signature Page to Voting and Support Agreement]